UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2009
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2009, the Board of Directors of EMCORE Corporation (the “Company”) elected Sherman McCorkle to the Board of Directors as a Class B Director.  Mr. McCorkle’s term on the Board of Directors began on December 18, 2009 and will expire at the Company’s annual meeting of stockholders in 2010.   Mr. McCorkle is not expected to be named at this time to any of the committees of the Board of Directors.  Mr. McCorkle was not selected as a director pursuant to any arrangement or understanding between him and any other person.

Mr. McCorkle will receive the standard compensation received by non-employee directors, including participation in the Directors’ Stock Award Plan and fees for attending board meetings, as described in the Company’s 2009 Proxy Statement filed with the SEC on March 27, 2009. There are no, nor have there been any, related persons transactions between the Company and Mr. McCorkle reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing this appointment is attached as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated December 23, 2009, issued by EMCORE Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: December 24, 2009	By: /s/ John M. Markovich Name: John M. Markovich Title: Chief Financial Officer